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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202


     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Evergreen Resources, Inc. of our report dated February 11, 2000, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in the prospectus supplement that is incorporated by reference herein. We also consent to the incorporation by reference in the prospectus supplements and accompanying prospectus that are incorporated by reference herein of our report dated February 18, 1999, relating to the consolidated financial statements of Evergreen Resources, Inc. and our report dated October 3, 2000 relating to the statements of natural gas revenues and direct operating expenses of Acquisition Properties incorporated by reference therein.

     We also consent to the reference to us under the caption "Experts" in the prospectus supplements and the accompanying prospectus that are incorporated by reference herein.


By: /s/ BDO Seidman, LLP
        BDO Seidman, LLP

Denver, Colorado
November 2, 2000